UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2022 (June 9, 2022)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 W. 18th St, 5th Floor

New York, New York 10011

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2022 (the “Closing Date”), DarioHealth Corp. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and between the Company, as borrower, and OrbiMed Royalty and Credit Opportunities III, LP, as the lender (the “Lender”). The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $50 million (the “Loan Facility”), of which $25 million was made available on the Closing Date (the “Initial Commitment Amount”) and up to $25 million will be made available on or prior to June 30, 2023, subject to certain revenue requirements (the “Delayed Draw Commitment Amount”). On June 9, 2022, the Company closed on the Initial Commitment Amount, less certain fees and expenses payable to or on behalf of the Lender.

All obligations under the Credit Agreement are guaranteed by all of the Company’s wholly owned subsidiaries other than Dario Health Services Private Limited. All obligations under the Credit Agreement, and the guarantees of those obligations, are secured by substantially all of the Company's and each guarantor's assets. If, until the maturity date of the Loan Facility, the Company’s net revenue does not equal or exceed the applicable amount for such period as set forth in the Credit Agreement, then the Company shall repay in equal monthly installments the outstanding principal amount of the Loan Facility, together with a repayment premium and other fees. The Company shall repay amounts outstanding under the Loan Facility in full immediately upon an acceleration as a result of an event of default as set forth in the Credit Agreement, together with a repayment premium and other fees.

During the term of the Loan Facility, interest payable in cash by the Company shall accrue on any outstanding balance due under the Loan Facility at a rate per annum equal to the higher of (x) the adjusted SOFR rate (which is the forward-looking term rate for a one-month tenor based on the secured overnight financing rate administered by the CME Group Benchmark Administration Limited) and (y) 0.50% plus, in either case, 9.50%. During an event of default, any outstanding amount under the Loan Facility will bear interest at a rate of 5.00% in excess of the otherwise applicable rate of interest. The Company will pay certain fees with respect to the Loan Facility, including an upfront fee, an unused fee on the undrawn portion of the Loan Facility, an administration fee, a repayment premium and an exit fee, as well as certain other fees and expenses of the Lender.

The Credit Agreement contains customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; bankruptcy and insolvency events; material monetary judgment defaults; impairment of any material definitive loan documentation; other material adverse effects; key person events and change of control.

Each of the Credit Agreement and a Pledge and Security Agreement entered into by the Company, the guarantors and the Lender on June 9, 2022 (the “Pledge and Security Agreement”) also contain a number of customary representations, warranties and covenants that, among other things, will limit or restrict the ability of the Company and its subsidiaries to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; and enter into certain restrictive agreements. In addition, the Company will be required to maintain at least $10 million of unrestricted cash and cash equivalents at all times.

On the Closing Date, and with respect to the Initial Commitment Amount only, the Company agreed to issue the Lender a warrant (the “Warrant”) to purchase up to 226,586 shares of the Company’s common stock, at an exercise price of $6.62 per share, which shall have a term of 7 years from the issuance date. The Warrant contains customary share adjustment provisions, as well as weighted average price protection in certain circumstances but in no event will the exercise price of the Warrant be adjusted to a price less than $4.00 per share. In the event the Company is eligible to draw the Delayed Draw Commitment Amount, the Company agreed to issue the Lender an additional warrant (the “Additional Warrant”), with a term of 7 years from the issuance date, to purchase up to 6% of the Delayed Draw Commitment Amount based on a 10 day volume weighted average price of the Company’s common stock (the “Volume Weighted Average Price”) with an exercise price equal to the Volume Weighted Average Price.

On the Closing Date, the Company and the Lender executed a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission to register the shares of common stock underlying the Warrant and the Additional Warrant.

The foregoing description of the terms of the Credit Agreement, the Pledge and Security Agreement, the Registration Rights Agreement and the Warrant are not intended to be complete and are qualified in their entirety by reference to the Credit Agreement, the Pledge and Security Agreement, the Registration Rights Agreement and the Warrant, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 4.1, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On June 9, 2022, the Company issued a press release announcing the borrowing under the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant.

10.1^	Credit Agreement, dated June 9, 2022, by and among the Company, as borrower, and OrbiMed Royalty and Credit Opportunities III, LP, as lender.

10.2	Pledge and Security Agreement, dated June 9, 2022, by and among the Company, Labstyle Innovation Ltd, Upright Technologies, Inc., Psyinnovations, Inc., and OrbiMed Royalty and Credit Opportunities III, LP.

10.3	Registration Rights Agreement, dated June 9, 2022, by and between the Company and OrbiMed Royalty and Credit Opportunities III, LP.

99.1	Press release of DarioHealth Corp. dated June 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^	Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) is the type that DarioHealth Corp. treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2022	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary